UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2018 (August 29, 2018)

Yummies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-32361	87-0615629
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6F., No.516, Sec. 1, Neihu Road , Neihu District ., Taipei City 114, Taiwan

 (Address of principal executive offices)

+886287511886

(Registrant's telephone number, including area code)

 1981 East Murray Holiday Rd., Salt Lake City, UT 84117

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into A Material Definitive Agreement.

Stock Purchase Agreement

On August 29, 2018, Yummies, Inc. (the “Company”) entered into and closed the transactions contemplated by a stock purchase agreement (the “Stock Purchase Agreement”) between the Company, Wei-Hsien Lin (the “Purchaser”), and Susan Santage, the sole director, President, Treasurer, Secretary and controlling shareholder of the Company. Pursuant to the stock purchase agreement, the Purchaser purchased 1,690,000 shares (the “Shares”) of the Company’s common stock, par value $0.001, from Susan Santage for $325,000, or $0.19231, per share. The Shares represent approximately 67.5% of the Company’s issued and outstanding common stock as of the closing. Accordingly, as a result of the transaction, the Purchaser became the controlling shareholder of the Company.

The Purchaser acquired the Shares and now owns the following percentage of the outstanding common stock of the Company:

Name	Number of Shares	Percentage of Registrant
Wei-Hsien Lin	1,690,000	67.5%

The Purchaser used its personal funds to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares.

Prior to the Closing, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the Closing as a result of its stock ownership interest in the Company.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of that document filed as Exhibit 10.1 to this report and incorporated by reference herein.

Neither the Purchaser nor the Company has any specific plans or proposals at this time which relate to or would result in:

●	the acquisition by any person of additional securities of the Company;

●	an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

●	a sale or transfer of a material amount of assets of the Company or of any of its subsidiaries;

●	any material change in the present capitalization or dividend policy of the Company;

●	any other material change in the Company's business or corporate structure;

●	changes in the Company's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the issuer by any other person;

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●	causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

●	a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Act; or

●	any similar action to those enumerated above.

ITEM 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of stock purchase transaction, the control of the Company has been transferred from Susan Santage to the Purchaser.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the closing of the stock purchase transaction, on August 29, 2018, Susan Santage, the sole officer and director of the Company, submitted her resignation letter, pursuant to which she resigned from all offices of the Company that she held effective as of the closing of the stock purchase transaction. Ms. Santage also resigned from the board of directors (the “Board”) of the Company effective automatically upon the conclusion of the 10-day period that will follow the date on which the Company’s Schedule 14f-1 relating to the change in the membership of the Board is filed with the Securities and Exchange Commission and transmitted to the Company’s stockholders of record. The resignation of Ms. Santage was not in connection with any known disagreement with the Company on any matter.

On August 29, 2018, Mr. Wei-Hsien Lin was appointed to the board of the directors, effective as of August 29, 2018. Mr. Wei-Hsien Lin was also appointed as the President, Treasurer and Secretary of the Company. The Company and the newly appointed officer have not entered into any arrangement regarding the payment of compensation for acting as an officer or director of the Company.

There are no arrangements or understandings between Mr. Wei-Hsien Lin and any other persons pursuant to which he was selected as an officer. Mr. Wei-Hsien Lin was appointed until his successor is duly elected and qualified. There has been no transaction, nor is there any currently proposed transaction between Mr. Wei-Hsien Lin and the Company, that would require disclosure under Item 404(a) of Regulation S-K.

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Wei-Hsien Lin currently serves as the sole officer and director of the Company. Mr. Lin also serves as the sole officer and director of Doers Education Asean Limited, a publicly traded company whose common stock is registered under Section 12(g) of the Securities Exchange Act of 1934. Mr. Lin serves as the executive chairman and CEO of Doers Education Group in Taiwan. Mr. Lin has a successful career in business training and publishing and speaking. He is the founder of the Chinese version of international courses including “BSE (The Accelerated Business School of Entrepreneurs”, “Money and You” and “Winning for Life.” He was honored with “Top 10 Chinese International Speaker Award” in 2016 by the International Professional Training Business Society, Asia’s Top 10 Corporate Trainer in 2016 by HKXW Newspaper and “The Best Chinese Speaker of the Year” in 2007 by Learning Mode China Century Success Forum. Throughout his career, Mr. Lin has been very active in charitable activities. He was an originator of the successful “30 Hour Famine” for World Vision in 1990 and “Reserve Purest Land” for Tzu Chi Foundation from 1991 which he worked for King Car Education Foundation. He has worked extensively in disaster relief efforts and fundraising throughout China.

Mr. Wei-Hsien Lin expects to spend approximately 10 hours per month on the Company’s business and affairs during the current period.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of August 29, 2018 between the Registrant and the Purchaser

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMMIES, INC.

Dated: August 29, 2018	By:	/s/ Wei-Hsien Lin
Name: Wei-Hsien Lin
Title: President

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of August 29, 2018 between the Registrant and the Purchaser

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